                                                                     EXHIBIT 4.9

                           FORM OF GLOBAL SECURITY FOR
                        SECURED MEDIUM TERM NOTES PROGRAM

                            [FACE OF GLOBAL SECURITY]

[IF THE GLOBAL SECURITY IS REGISTERED IN THE NAME OF CEDE & CO., INSERT

UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE STANDARD INDENTURE TERMS HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NOMINEE OF DTC, OR ANY SUCCESSOR DEPOSITARY ("DEPOSITARY"), AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY. THE NOTES REPRESENTED BY THIS NOTE CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR NOTES REGISTERED, AND NO TRANSFER OF THE NOTES REPRESENTED BY THIS NOTE CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STANDARD INDENTURE TERMS. EVERY NOTE CERTIFICATE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE CERTIFICATE WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

                                                           CUSIP No.:

                 ALLSTATE LIFE GLOBAL FUNDING TRUST [   ] - [  ]

                            SECURED MEDIUM TERM NOTES

Title of Notes:                                           Stated Maturity Date:
Principal Amount: $_____________                          Settlement Date and Time:
         (or principal amount of foreign or composite     Securities Exchange Listing: / / Yes / / No.  If yes,
         currency)                                                 indicate name(s) of Securities Exchange(s):
Original Issue Date:                                               __________________________.
Issue Price:

Interest Rate or Formula:
Fixed Rate Note: / / Yes / / No. If yes,
         Interest Rate:                                   Floating Rate Note: / / Yes / / No. If yes,
         Interest Payment Dates:                                   Regular Floating Rate Notes: / /
         Day Count Convention:                                     Inverse Floating Rate Notes: / /
         Additional/Other Terms:                                   Floating Rate/Fixed Rate Notes: / /
Amortizing Note: / / Yes / / No. If yes,                           Interest Rate:
         Amortization schedule or formula:                         Interest Rate Basis(es):
         Additional/Other Terms:                                          LIBOR / /
Discount Note: / / Yes / / No. If yes,                                         / / LIBOR Reuters Page:
         Total Amount of Discount:                                             / / LIBOR Telerate Page:
         Initial Accrual Period of Discount:                                   LIBOR Currency:
         Interest Payment Dates:                                          Constant Maturity Treasury Rate / /
         Additional/Other Terms:                                               Designated CMT Telerate Page:
Redemption Provisions: / / Yes / / No. If yes,                                         If Telerate Page 7052:
         Initial Redemption Date:                                                      / / Weekly Average
         Initial Redemption Percentage:                                                / / Monthly Average
         Annual Redemption Percentage Reduction,                               Designated CMT Maturity Index:
                  if any:                                                 CD Rate / /
         Additional/Other Terms:                                          Commercial Paper Rate / /
Repayment Provisions: / / Yes / / No. If yes,                             Federal Funds Rate / /
         Optional Repayment Date(s):                                      Prime Rate / /
         Optional Repayment Price:                                        Treasury Rate / /
         Additional/Other Terms:                                          Eleventh District Cost of Funds Rate / /
Regular Interest Record Date(s):                                          EURIBOR Rate / /
Sinking Fund:                                                             Other / /  See attached.
Specified Currency:                                                Index Maturity:
Exchange Rate Agent:                                               Spread and/or Spread Multiplier, if any:
Calculation Agent:                                                 Initial Interest Rate, if any:
Depositary:                                                        Initial Interest Reset Date:
Authorized Denominations:                                          Interest Reset Dates:
Collateral: Allstate Life Insurance Company                        Interest Determination Date(s):
         Funding Agreement No(s). /  /, all                        Interest Payment Dates:
         proceeds of such Funding Agreement(s), all                Maximum Interest Rate, if any:
         books and records pertaining to such Funding              Minimum Interest Rate, if any:
         Agreement(s) and all rights of the Trust                  Fixed Rate Commencement Date, if any:
         pertaining to the foregoing.                              Fixed Interest Rate, if any:
Additional Amounts to be Paid: / / Yes / / No                      Day Count Convention:
Additional/Other Terms:                                            Additional/Other Terms:

     This Note Certificate is a Global Security in respect of a duly authorized issue of Notes (the "Notes") of the Allstate Life Global Funding Trust designated above, a statutory trust organized under the laws of the State of Delaware (the "Trust"). The Notes are issued under the Indenture, dated as of the date hereof (as amended or supplemented from time to time, the "Indenture") between the Trust and J.P. Morgan Trust Company, National Association, as indenture trustee (including any successor, the "Indenture Trustee"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed in
the Standard Indenture Terms, dated as of [          ] (as amended or
supplemented from time to time, the "Standard Indenture Terms").

     The Trust, for value received, hereby promises to pay to Cede & Co. or its registered assigns, on the Stated Maturity Date (or on the date of redemption or repayment by the Trust prior to maturity pursuant to redemption or repayment provisions, in each case, if provided for above) the principal amount specified above and, if so specified above, to pay interest from time to time on the Notes represented by this Note Certificate from the Original Issue Date specified above (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal of the Notes represented by this Note Certificate is paid or made available for payment and to pay such other amounts due and owing with respect to the Notes represented by this Note Certificate.

     On any exchange or purchase and cancellation of any of the Notes represented by this Note Certificate, details of such exchange or purchase and cancellation shall be entered in the records of the Indenture Trustee. Upon any such exchange or purchase and cancellation, the principal amount of the Notes represented by this Note Certificate shall be charged by the principal amount so exchanged or purchased and cancelled, as provided in the Standard Indenture Terms.

     Unless otherwise set forth above, if the Notes are subject to an Annual Redemption Percentage Reduction as specified above, the Redemption Price of the Notes represented by this Note Certificate shall initially be the Initial Redemption Percentage of the principal amount of the Notes represented by this Note Certificate on the Initial Redemption Date and shall decline at each anniversary of the Initial Redemption Date (each such date, a "Redemption Date") by the Annual Redemption Percentage Reduction of such principal amount until the Redemption Price is 100% of such principal amount.

     The Notes will mature on the Stated Maturity Date, unless their principal (or, any installment of their principal) becomes due and payable prior to the Stated Maturity Date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of the Trust, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the Notes become due and payable, as the case may be, are referred to as the "Maturity Date" with respect to principal of the Notes repayable on such date).

     Unless otherwise provided above and except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; PROVIDED that any payment of principal, premium, if any, interest or other amounts to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day shall be made on the next succeeding Business Day, PROVIDED, HOWEVER, with respect to an Interest Payment Date other than the Maturity Date, if the Notes are LIBOR Notes (as defined in Section 3 on the reverse hereof) and that next succeeding Business Day falls in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

     Unless otherwise specified above, the interest payable on each Interest Payment Date or on the Maturity Date will be the amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period").

     Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same force and effect as if set forth on the face hereof.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to the Notes as specified above, the Notes shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     The Notes represented by this Note Certificate shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture.

     IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed on its behalf.


Dated:  Original Issue Date             THE ALLSTATE LIFE GLOBAL FUNDING TRUST
                                              SPECIFIED ON THE FACE OF THIS NOTE
                                              CERTIFICATE,
                                        as Issuer


                                        By: WILMINGTON TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Delaware Trustee.

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                          CERTIFICATE OF AUTHENTICATION

     This Note Certificate is one of the Note Certificates representing Notes described in the within-mentioned Indenture and is being issued in accordance with Section [2.5(f)] of the Standard Indenture Terms.

Dated: Original Issue Date              J.P. MORGAN TRUST COMPANY, NATIONAL
                                               ASSOCIATION,
                                        as Indenture Trustee

                                        By:
                                            -----------------------------------
                                            Authorized Signatory

                          [REVERSE OF GLOBAL SECURITY]

     SECTION 1. GENERAL. This Note Certificate is a Global Security in respect of a duly authorized issue of Notes of the Trust. The Notes are issued pursuant to the Indenture.

     SECTION 2. CURRENCY. The Notes are denominated in, and payments of principal of, premium, if any, and interest on, if any, and other amounts in respect of, the Notes will be in the Specified Currency designated on the face hereof. If the Notes are Foreign Currency Notes, any amounts so payable by the Trust in the Specified Currency will be converted by the exchange rate agent designated on the face hereof (the "Exchange Rate Agent") into United States dollars for payment to the registered holders hereof unless otherwise specified on the face hereof or a registered holder elects, in the manner described below, to receive payments in the Specified Currency.

     If the Specified Currency for Foreign Currency Notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy the obligations to the registered holders of such Foreign Currency Notes by making payments in United States dollars based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of such Foreign Currency Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the relevant registered holders of such Foreign Currency Notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

     Registered holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the Indenture Trustee at its corporate trust office in The City of New York on or prior to the applicable Regular Interest Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to a Regular Interest Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Registered holders of Foreign Currency Notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

     Unless otherwise specified on the face hereof, if the Specified Currency is other than United States dollars, a beneficial owner hereof which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the DTC participant (the "Participant") through which it owns its interest on or prior to the applicable

Regular Interest Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of its election. The applicable Participant must notify the Depositary of its election on or prior to the third Business Day after the applicable Regular Interest Record Date or at least twelve calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Indenture Trustee of that election on or prior to the fifth Business Day after the applicable Regular Interest Record Date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the Participant from the applicable beneficial owner and forwarded by the Participant to the Depositary, and by the Depositary to the Indenture Trustee, on or prior to such dates, then the applicable beneficial owner will receive payments in the Specified Currency.

     Unless otherwise specified on the face hereof, if payment in the Specified Currency hereon is not available to the Trust for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond the Trust's control, then the Trust will be entitled to satisfy its obligations by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent as described above, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

     In the event that a member state of the European Union in whose national currency is the Specified Currency becomes a participant member in the third stage of the European economic and monetary union, the Trust may on or after the date of such occurrence, without the consent of the Holder hereof, redenominate all, but not less than all, of the Notes hereof.


     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof.


     All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

     SECTION 3.  DETERMINATION OF INTEREST RATE AND OTHER PAYMENT PROVISIONS.

     FIXED RATE NOTES. If the Notes are designated on the face hereof as "Fixed Rate Notes," the Notes will bear interest from the Original Issue Date until the Maturity Date. Unless otherwise specified on the face hereof, the rate of interest payable on the Notes will not be adjusted; unless otherwise specified on the face hereof, interest will be payable on the Interest Payment Dates set forth on the face hereof and at the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity Date of Fixed Rate Notes falls on a day that is not a Business Day, any payments of principal, premium, if any, and/or interest or other amounts required to be made, may be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

     DISCOUNT NOTES. If the Notes are designated on the face hereof as "Discount Notes" (as defined below), payments in respect of the Notes shall be made as set forth on the face hereof. In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Issue Price (increased by any accruals of discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the date of redemption, repayment or acceleration of maturity, as applicable. For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity of the Notes occurs for Discount Notes, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the "Initial Period") is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. A "Discount Note" is any Note that has an Issue Price that is less than 100% of the principal amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

     AMORTIZING NOTES. If the Notes are specified on the face hereof as "Amortizing Notes," the Notes shall bear interest at the rate set forth on the face hereof, and payments of principal and interest shall be made as set forth on the face hereof and/or in accordance with SCHEDULE I attached hereto. Unless otherwise specified on the face hereof, interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Notes and then to the reduction of the unpaid principal amount of Notes represented by this Note Certificate.

     FLOATING RATE NOTES. If the Notes are specified on the face hereof as "Floating Rate Notes," interest on the Notes shall accrue and be payable in accordance with this Section 3. A Floating Rate Note may be a CD Rate Note, CMT Rate Note, Commercial Paper Rate Note, Eleventh District Cost of Funds Rate Note, Federal Funds Rate Note, LIBOR Note, EURIBOR Note, Prime Rate Note, Treasury Rate Note, or as otherwise set forth on the face hereof. If the Notes are designated on the face hereof as Floating Rate Notes, the face hereof will specify whether the Notes are Regular Floating Rate Notes, Inverse Floating Rate Notes or Floating Rate/Fixed Rate Notes. For the period from the date of issue to, but not including, the first Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof. Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date.

     (A) If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day; PROVIDED, HOWEVER, that if the Notes are LIBOR Notes and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day immediately preceding such Interest Reset Date.

     (B) Unless specified otherwise on the face hereof, Interest Reset Dates are as follows: (1) if the Notes reset daily, each Business Day, (2) if the Notes reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) if the Notes are Treasury Rate Notes that reset weekly, and except as provided below under "Treasury Rate Notes," the Tuesday of each week, (4) if the Notes reset monthly, the third Wednesday of each month, unless the Eleventh District Cost of Funds Rate is the Interest Rate Basis (as defined below) applicable to the Notes, in which case the Notes will reset the first calendar day of the month, (5) if the Notes reset quarterly, the third Wednesday of March, June, September and December of each year, (6) if the Notes reset semiannually, the third Wednesday of each of the two months specified on the face hereof and (7) if the Notes reset annually, the third Wednesday of the month specified each year; PROVIDED, HOWEVER, that with respect to Floating Rate/ Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date specified on the face hereof (the "Fixed Rate Commencement Date").

     (C) Accrued interest is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of Floating Rate Notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for Floating Rate Notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied. The interest rate shall be set forth on the face hereof. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Interest Determination Date and calculated on the applicable Calculation Date (as defined below). "Calculation Date" means the date by which the Calculation Agent designated on the face hereof, is to calculate the interest rate which will be the earlier of
          (1) the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or (2) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     (D) Unless otherwise specified on the face hereof, all percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Interest Reset Date for the Notes is daily, weekly or monthly, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof, (2) if the Interest Reset Date for the Notes is quarterly, interest will be payable on the third Wednesday of March, June, September, and December of each year, (3) if the Interest Reset Date for the Notes is semiannually, interest will be payable on the third Wednesday of each of two months specified on the face hereof of each year, (4) if the Interest Reset Date for the Notes is annually, interest will be payable on the third Wednesday of the month specified on the face hereof of each year. In each of these cases, interest will also be payable on the Maturity Date.

     If specified on the face hereof, the Notes may have either or both of a Maximum Interest Rate or Minimum Interest Rate. If a Maximum Interest Rate is so designated, the interest rate that may accrue during any Interest Period for Floating Rate Notes cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Maximum Interest Rate. If a Minimum Interest Rate is so designated, the interest rate that may accrue during any Interest Period for Floating Rate Notes cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Interest Reset Date shall be the Minimum Interest Rate. Notwithstanding anything to the contrary contained herein, if the Notes are designated on the face hereof as Floating Rate Notes, the interest rate on Notes shall not exceed the maximum interest rate permitted by applicable law.

     All determinations of interest by the Calculation Agent designated on the face hereof will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of the Notes and neither the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of the Notes in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent. Upon request of the Holder of the Notes, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to the Notes. If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint a successor to act as such in its place. The Calculation Agent may not resign its duties until a successor has been appointed and such successor has accepted its appointment.

     Subject to applicable provisions of law and except as specified herein, on each Interest

Reset Date, the rate of interest on the Notes on and after the first Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof (the "Interest Rate Basis"), the base rate, plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     (A) CD RATE NOTES. If the Interest Rate Basis is the CD Rate, the Notes shall be deemed to be "CD Rate Notes." CD Rate Notes will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CD Rate on each Interest Determination Date. The Interest Determination Date is the second Business Day immediately preceding the related Interest Reset Date. "CD Rate" means the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the caption "CDs (secondary market)", or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of the particular Index Maturity as published in the H.15 Daily Update (as defined below) or other recognized electronic source used for the purpose of displaying the applicable rate under the heading "CDs (secondary market)." If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time on that Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or, if the dealers so selected by the Calculation Agent are not quoting as described in the preceding sentence, the CD Rate in effect on the particular Interest Determination Date. "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System; and "H.15 Daily Update" means the daily update of H.15(519), available through the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

     (B) CMT RATE NOTES. If the Interest Basis is the CMT Rate, the Notes shall be deemed to be "CMT Rate Notes." CMT Rate Notes will bear interest at the interest rate calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the CMT Rate on each applicable Interest Determination Date. The applicable Interest Determination Date is the second Business Day prior to the Interest Reset Date. "CMT Rate" means (1) if CMT Moneyline Telerate Page 7051 is specified on the face hereof: (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date, or (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or (h) if fewer than three prices referred to in clause
          (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; (2) if CMT Moneyline Telerate Page 7052 is specified on the face hereof (a) the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities", or (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified on the face hereof, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest

          Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or (g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

               If two United States Treasury securities with an original maturity greater than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

     (C) COMMERCIAL PAPER RATE NOTES. If the Interest Rate Basis is the Commercial Paper Rate, the Notes shall be deemed to be "Commercial Paper Rate Notes." Commercial Paper Rate Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Commercial Paper Rate on each applicable Interest Determination Date. The Interest Determination Date is the Business Day immediately preceding the related Interest Reset Date. "Commercial Paper Rate" means the Money Market Yield (calculated as described below) on the Interest Determination Date of the rate for commercial paper having the applicable Index Maturity as such rate is published in H.15(519) under the heading "Commercial Paper -- Nonfinancial." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on the particular Interest Determination Date of the rate for commercial paper having the particular Index Maturity as published on H.15 Daily Update or such other recognized electronic source used for the purposes of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial", or if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date, then the Commercial Paper Rate as calculated by the Calculation Agent shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate in effect on the particular Interest Determination Date.

               "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

               Money Market Yield =             D X 360           X 100
                                      --------------------------
                                             360 - (D X M)

               where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the applicable Interest Period.

     (D) ELEVENTH DISTRICT COST OF FUNDS RATE NOTES. If the Interest Basis is the Eleventh District Costs of Funds Rate, the Notes shall be deemed to be "Eleventh District Cost of Funds Rate Notes." Eleventh District Cost of Funds Notes will bear interest at the interest rate calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Eleventh District Cost of Rate on each applicable Interest Determination Date. The applicable Interest Determination Date is the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index. The "Eleventh District Cost of Funds Rate" means (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or (3) if the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

     (E) FEDERAL FUNDS RATE NOTES. If the Interest Rate Basis is the Federal Funds Rate, the Notes shall be deemed to be "Federal Funds Rate Notes." Federal Funds Rate Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Federal Funds Rate on each applicable Interest Determination Date. The Interest Determination Date is the

          Business Day immediately preceding the related Interest Reset Date. "Federal Funds Rate" means (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"), or (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

     (F) LIBOR NOTES. If the Interest Rate Basis is LIBOR (as defined below), the Notes shall be deemed to be "LIBOR Notes." LIBOR Notes will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any. On each applicable Interest Determination Date the Calculation Agent will determine LIBOR. The applicable Interest Determination Date is the second London Banking Day preceding the related Interest Reset Date.

               LIBOR means: (1) if "LIBOR Moneyline Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date, or (2) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or
               (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

               "LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no currency is specified on the face hereof, United States dollars.


               "LIBOR Page" means either: if "LIBOR Reuters" is specified on the face hereof as the method for calculating LIBOR, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or if "LIBOR Moneyline Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified on the face hereof
               (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.


               "London Banking Day" means a day on which commercial banks are open for business (including dealings in the LIBOR Currency) in London.

     (G) EURIBOR RATE NOTES. If the Interest Rate Basis is EURIBOR (as defined below), the Notes shall be deemed to be "EURIBOR Notes." EURIBOR Notes will bear interest at the rates (calculated with references to the European inter-bank offered rate for deposits in Euro, or "EURIBOR", and the Spread and/or

          Spread Multiplier, if any) specified on the face hereof.

               "EURIBOR" means, with respect to any Interest Determination Date relating to EURIBOR Notes or Notes that bear interest at floating rates for which the interest rate is determined with reference to EURIBOR (a "EURIBOR Interest Determination Date"), the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, as the rate appears on Moneyline Telerate, Inc., or any successor service, on page 248 (or any other page as may replace that specified page on the service) ("Moneyline Telerate Page 248") as of 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date. If such rate does not appear on Moneyline Telerate Page 248, or is not so published by 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date, such rate will be calculated by the Calculation Agent and will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in Euros for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euro in the market at that time. If fewer than two such quotations are so provided, the rate on the applicable EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in Euro to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of $1 million in Euros that is representative for a single transaction in Euros in the market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned above, EURIBOR will be EURIBOR in effect on the applicable EURIBOR Interest Determination Date.


               "Euro-zone" means the region comprised of member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.


     (H) PRIME RATE NOTES. If the Interest Rate Basis is the Prime Rate, the Notes shall be deemed to be "Prime Rate Notes." Prime Rate Notes will bear interest for each Interest Reset Date calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, subject to the Minimum Interest Rate and/or Maximum Interest Rate, if any, specified on the face hereof. The Calculation Agent will determine the Prime Rate for each Interest Reset Date on each applicable Interest Determination Date. The Interest Determination Date is the Business Day immediately preceding the related Interest Reset Date. "Prime Rate" means (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or (4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date. "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     (I) TREASURY RATE NOTES. If the Interest Rate Basis is the Treasury Rate, the Notes shall be deemed to be "Treasury Rate Notes." Treasury Rate Notes will bear interest for each Interest Reset Date at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any. The Calculation Agent will determine the Treasury Rate on each Treasury Rate Determination Date (as defined below). "Treasury Rate" means (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"), or (2) if the rate referred to in clause (1) is not so published by

          3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof, or (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

               "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

               Bond Equivalent Yield =            D X N             X 100
                                        --------------------------
                                               360 - (D X M)

               where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Period.

               The "Treasury Rate Determination Date" for each Interest Reset Date means the day in the week in which the related Interest Reset Date falls on which day Treasury Bills are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday);

               PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

     (J) REGULAR FLOATING RATE NOTES. Unless the Notes are designated as Floating Rate/Fixed Rate Notes or Inverse Floating Rate Notes, or as having an Addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such Notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, as specified on the face hereof, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

     (K) FLOATING RATE/FIXED RATE NOTES. If the Notes are designated as "Floating Rate/Fixed Rate Notes" on the face hereof, such Notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified on the face hereof; and the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified on the face hereof, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

     (L) INVERSE FLOATING RATE NOTES. If the Notes are designated as "Inverse Floating Rate Notes" on the face hereof, the Inverse Floating Rate shall be equal to the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any; PROVIDED, HOWEVER, that interest on Inverse Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on Inverse Floating Rate Notes is payable will be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.



     SECTION 4. OPTIONAL REDEMPTION. Except in the case of Discount Notes, if any Initial Redemption Date is specified on the face hereof, the Trust may redeem the Notes prior to the Stated Maturity Date at its option on any Business Day on or after the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified on the face hereof at the applicable Redemption Price (as defined below) together with any unpaid interest accrued on the Notes, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date. Unless otherwise specified in the Indenture or on the face hereof, the Trust shall give a notice of such redemption to the Holders of the Notes to be redeemed not more than 60 nor less than 30 days prior to the Redemption Date. "Redemption Price" means an amount equal to the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of Notes represented by this Note Certificate to be redeemed. The Initial Redemption Percentage, if any, shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid amount thereof to be redeemed.



     SECTION 5. SINKING FUNDS AND AMORTIZING NOTES. Unless otherwise specified on the face hereof or unless the Notes are Amortizing Notes, the Notes will not be subject to, or entitled to the benefit of, any sinking fund. If it is specified on the face hereof that the Notes are Amortizing Notes, the Trust will make payments combining principal and interest on the dates and in the amounts set forth in the table appearing in SCHEDULE I, attached to this Note Certificate. If the Notes are Amortizing Notes, payments made on the Notes will be applied first to interest due and payable on each such payment date and then to the reduction of the unpaid principal amount.



     SECTION 6. OPTIONAL REPAYMENT. If so specified on the face hereof, the Holder or Holders of the Notes may require the Trust to repay the Notes on the Optional Repayment Date(s) specified on the face hereof, in whole or in part in increments of U.S.$1,000 or any other integral multiple of an authorized denomination specified on the face hereof (PROVIDED that any remaining principal amount of the Notes shall be at least U.S.$1,000 or any other integral multiple of an authorized denomination specified on the face hereof), at a repayment price equal to 100% of the unpaid principal amount of the Notes to be repaid, together with unpaid interest accrued thereon to the Repayment Date (as defined below) and any other amounts then due and owing. For the Notes to be so repaid, the Indenture Trustee must receive at its Corporate Trust Office not more than 60 nor less than 30 calendar days prior to the applicable Repayment Date, a properly completed Option to Elect Repayment form, which is attached hereto as Annex A, forwarded by the Holder or Holders of the Notes. Exercise of such repayment option shall be irrevocable. As used herein, the term "Repayment Date" shall mean the date fixed for repayment in accordance with the repayment provisions specified above.

     SECTION 7. TAX REDEMPTION. If (i) the Trust is required at any time to pay Additional Amounts (as defined below) or if the Trust is obligated to withhold or deduct any United States taxes with respect to any payment under the Notes, as set forth in the Note Certificates, or if there is a material probability that the Trust will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or the Trusts's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), and (ii) the Funding Agreement Provider, pursuant to the terms of the relevant Funding Agreement, has delivered to the Owner notice that the Funding Agreement Provider intends to terminate the relevant Funding Agreement pursuant to the terms of such Funding Agreement, then the Trust will redeem the Funding Note on the Redemption Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

     Unless otherwise specified in the Indenture or on the face hereof, the Trust shall give a notice of such redemption to the Holder of the Notes to be redeemed not more than 75 days nor less than 30 days prior to the Redemption Date; PROVIDED, that no such notice of redemption may be given earlier than 90 days prior to the earliest day on which the Trust would become obligated to pay the applicable Additional Amounts were a payment in respect of the Notes then due. Failure to give such notice to the Holder of any portion of the Notes designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes.

     SECTION 8. REGISTRATION, TRANSFER AND EXCHANGE. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of the Notes represented by this Note Certificate is registrable in the records of J.P. Morgan Trust Company, National Association, in its capacity as registrar. Upon surrender of this Note Certificate for registration of transfer at the office or agency of the Trust in any place where the principal of and interest on the Notes are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the registrar duly executed by, the Holder or by his or her attorney duly authorized in writing, and thereupon one or more new Note Certificates having the same terms and provisions, in authorized denominations and for the same aggregate principal amount, will be issued by the Trust to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the Notes represented by this Note Certificate are exchangeable for a like aggregate principal amount of Notes in authorized denominations but otherwise having the same terms and provisions, as requested by the Holder of this Note Certificate surrendering the same.


     No service charge shall be made for any such registration of transfer or exchange, but the Trust or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note Certificate for registration of transfer, the Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may treat the Holder as the owner of the Notes for all purposes, including receiving payment of principal of and interest on the Notes, whether or not the Notes be overdue, and neither the Trust, the Indenture Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.


     SECTION 9. CERTIFICATED NOTES. Under certain circumstances described in the Indenture, the Trust will issue Certificated Notes in exchange for the Book-Entry Notes represented by a Global Security. The Certificated Notes issued in exchange for any Book-Entry Notes represented by a Global Security shall be of like tenor and of an equal aggregate principal amount, in authorized denominations. Such Certificated Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Registrar.

     SECTION 10. MODIFICATIONS AND AMENDMENTS. The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) without the consent of any Holder, to execute Supplemental Indentures for limited purposes and take other actions set forth in the Indenture, and (2) with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of Notes at the time outstanding, evidenced as provided in the Indenture, to execute Supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Supplemental Indenture or modifying in any manner the rights of the Holders of the Notes subject to specified limitations.

     SECTION 11. OBLIGATIONS UNCONDITIONAL. No reference herein to the Indenture or to the Standard Indenture Terms and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of, interest on, or any other amount due and owing with respect to, the Notes at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

     SECTION 12. COLLATERAL. Pursuant to the Indenture, the Trust will pledge and collaterally assign the relevant Funding Agreement(s) issued by the Funding Agreement Provider in connection with the issuance of the Notes (each, a "Funding Agreement") to the Indenture Trustee. The Notes will be secured by the Security Interest in the Collateral in favor of the Indenture Trustee for the benefit of the Holders of the Notes and each other persons for whose benefit the Indenture Trustee is or will be holding the Collateral (the "Secured Parties").

     SECTION 13. SECURITY; LIMITED RECOURSE. The Notes are solely the obligations of the Trust, and will not be guaranteed by any person, including but not limited to the Funding Agreement Provider,

Global Funding, any Agent, the Trust Beneficial Owner, the Delaware Trustee, the Indenture Trustee or any of their affiliates. The Trust's obligations under the Notes will be secured by all of the Trust's rights and title in one or more Funding Agreement(s) issued by the Funding Agreement Provider and other rights and assets included in the applicable Collateral. The Holder or Holders of the Notes have no direct contractual rights against the Funding Agreement Provider under the Funding Agreement(s). Under the terms of each Funding Agreement, recourse rights to the Funding Agreement Provider will belong to the Trust, its successors and permitted assignees. The Trust has pledged and collaterally assigned each Funding Agreement to the Indenture Trustee and has granted the Security Interest in the Collateral to the Indenture Trustee for the benefit of the Secured Parties. Recourse to the Funding Agreement Provider under each Funding Agreement will be enforceable only by the Indenture Trustee on behalf of the Secured Parties.

     SECTION 14. EVENTS OF DEFAULT. If one or more Events of Default, as defined in the Indenture, shall have occurred and be continuing with respect to the Notes, then, and in every such event, unless the principal of the Notes shall have already become due and payable, the entire principal and premium (if any) of the Notes, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, may be declared to be, and upon any such declaration the same shall become immediately, due and payable; PROVIDED that, with respect to certain Events of Default, without any notice to the Trust or any other act by the Indenture Trustee or any Holder of the Notes, the entire principal and premium (if any) of the Notes, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind. If the Notes are Discount Notes, the amount of principal of the Notes that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3 hereof.

     SECTION 15. WITHHOLDING; ADDITIONAL AMOUNTS; TAX EVENT. All amounts due in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the Notes unless the withholding or deduction is required by law. Unless otherwise specified on the face hereof, the Trust will not pay any additional amounts ("Additional Amounts") to Holders of the Notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem the Notes. If the Trust is required to pay Additional Amounts pursuant to Section [3.1(c)] of the Standard Indenture Terms and unless otherwise specified herein, the Trust shall give a notice of redemption to each Holder of the Notes to be redeemed not more than 75 days nor less than 30 days prior to the Redemption Date; provided that no such notice of redemption may be given earlier than 90 days prior to the earliest day on which the Trust would become obligated to pay the applicable Additional Amounts were a payment in respect of the Notes then due. Failure to give such notice to the Holder of any Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Note or any portion thereof. "Tax Event" means that the Trust shall have become required at any time to pay Additional Amounts or if the Trust is obligated to withhold or deduct any United States taxes with respect to any payment under the Notes or if there is a material probability that the Trust will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by Allstate Life), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, Allstate Life's or the Trust's receipt of a written adjustment from the Internal Revenue Service in connection with an audit).

     SECTION 16. LISTING. Unless otherwise specified on the face hereof, the Notes will not be listed on any securities exchange.

     SECTION 17. NO RECOURSE. Notwithstanding anything to the contrary contained in the Indenture, or the Note Certificates or Supplemental Indenture, none of the Funding Agreement Provider, its officers, directors, affiliates, employees or agents, or any of the Delaware Trustee, the Indenture Trustee or the Trust Beneficial Owner, or any of their officers, directors, affiliates, employees or agents (the "NON-RECOURSE PARTIES") will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Notes. If any Event of Default shall occur with respect to the Notes, the right of the Holders of the Notes and the Indenture Trustee on behalf of such Holders in connection with a claim on the Notes shall be limited solely to a proceeding against the Collateral. Neither the Holders nor the Indenture Trustee on behalf of the Holders will have the right to proceed against the Non-recourse Parties to enforce the Notes (except that to the extent they exercise their rights, if any, to seize the relevant Funding Agreement, they may enforce the relevant Funding Agreement against the Funding Agreement Provider) or for any deficiency judgment remaining after foreclosure of any property included in the Collateral.

     SECTION 18. GOVERNING LAW. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                         Annex A

                            OPTION TO ELECT REPAYMENT

     The undersigned beneficial owner of the Notes hereby irrevocably elects to have the Trust repay the principal amount of the Notes or portion hereof at the optional repayment price in accordance with the terms of the Notes.

     Date: __________________________
                                            Signature
                                            Sign exactly as name appears on the
                                            front of this Note Certificate
                                            [SIGNATURE GUARANTEED - required
                                            only if Notes are to be issued and
                                            delivered to other than the
                                            registered Holder]

                                            Fill in for registration of Notes if
                                            to be issued otherwise than to the
                                            registered Holder:

     Principal amount to be repaid,
     if amount to be repaid is less
     than the principal amount of the
     Notes represented by this Note
     Certificate (principal amount
     remaining must be an authorized
     denomination)

     $________________________________
                                            Name:
                                                     ------------------------

                                            Address:
                                                     ------------------------


                                                     -------------------------
                                                     (Please print name and
                                                     address including zip code)


                   Social Security or Other Taxpayer ID Number

                                                                      Schedule I

                               AMORTIZATION TABLE

                 Date                                     Payment
--------------------------------------    --------------------------------------
--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

                                       I-1